Exhibit 99.1

Press Release

October 27, 2020	Contact Information:

For Immediate Release	Rob McCarthy
Vice President - Investor Relations
414.223.1615

Rexnord Reports September Quarter 2020 Financial Results
Call scheduled for Wednesday, October 28, 2020 at 8:00 a.m. Eastern Time
MILWAUKEE, WI (USA) - Rexnord Corporation (NYSE:RXN)
September Quarter Highlights
•Net sales were $494 million and 5% below sales in last year’s September quarter (-7% core sales(1), +1% acquisitions, +1% foreign currency translation).
•Net income from continuing operations was $45 million (diluted EPS of $0.37), compared with $57 million (diluted EPS of $0.46) in the year-ago quarter.
•Net income(2) was $45 million (diluted EPS of $0.37), compared with $51 million (diluted EPS of $0.46) in the year-ago quarter.
•Adjusted EPS(1) was $0.47 compared with $0.51 in the year-ago quarter.
•Adjusted EBITDA(1) was $109 million (22.0% of net sales) compared with $118 million (22.7% of net sales) in last year's September quarter.
•Net debt leverage ratio at 2.0x.

Todd Adams, Chair and Chief Executive Officer, commented, “We had an outstanding third quarter that demonstrated the compounding benefits of our long-term strategy to drive sustainable competitive advantages throughout our businesses coupled with our investments in growth and the power of the Rexnord Business System and culture. The incredible dedication of our associates to drive continuous improvement and superior service levels while practicing extensive safety protocols enabled us to deliver exceptional service and value to our customers amidst a period of unprecedented challenges. Given the confidence we have in our business outlook and robust free cash flow, we elected to end most furlough activity in the September quarter and to reinstate (except for the executive leadership team) merit-based compensation increases. We resumed our share repurchase activity ($15 million in the quarter and $96 million year to date) and anticipate leveraging all of the elements within our stated capital allocation strategy in the fourth quarter and into next year. As we look ahead to 2021, we expect to realize the first $12 million to $14 million of structural cost savings as we conclude the third phase of our Supply Chain Optimization and Footprint Repositioning (“SCOFR”) initiatives.”

“The trajectory of most end markets in our Process & Motion Control (“PMC”) platform continued to improve with sales down only 9% year over year in the September quarter in non-aerospace end markets after experiencing a comparable 15% decline in the June quarter. The improvement was balanced between improved sell-through activity by our industrial distribution partners and OEM/end user demand across most of PMC’s industrial end markets, and in particular from our power generation, marine and consumer-facing end markets. Sales to our aerospace end markets declined 36% year over year compared with a 19% decline in the June quarter, and we expect the order rates within our aerospace end markets to stabilize over the next few quarters.”

“We continue to drive differentiated growth and profitability within our Water Management (“WM”) platform as sales grew 8% and EBITDA grew 11% year over year (delivering a 28% Adjusted EBITDA margin) as specification-driven demand improved across all verticals and the momentum around our touchless and hygienic solutions continues to build. We’ve been investing over the past several years to build upon our competitive advantages and see significant runway for growth as we build out our market-leading solutions for both retrofit and new construction applications. As a result, we expect WM order and sales growth to far outpace underlying market growth going forward.”

December Quarter Outlook
Adams continued, “As we look to the fourth quarter, we have high confidence in the resilience of our business model, execution and strategy. However, we’re going to continue to be guarded in our external outlook due to the potential range of outcomes based on things outside our control, namely the current realities of the ongoing pandemic. Based on the permanent cost reduction initiatives we have implemented, our order backlogs heading into the December quarter, our October results to date and an anticipated range of demand patterns through December, we expect our core sales to decline between 7% and 11%, our total segment (before unallocated corporate expenses) Adjusted EBITDA margin to range between 21.5% and 23% and our corporate expenses to approximate $9 million.”

Change in Fiscal Year
As previously announced, Rexnord is transitioning to a December 31 fiscal year end. The Company will continue to report its quarterly results and will file a transition report for the nine-month period from April 1, 2020, to December 31, 2020. Fiscal year 2020 was the period from April 1, 2019, through March 31, 2020.

September Quarter 2020 Segment Highlights
Process & Motion Control
    PMC net sales were $293.9 million and $337.0 million during the three months ended September 30, 2020 and 2019, respectively. Net sales and core sales decreased 13% year over year as a result of a reduction in market demand across the majority of our end markets and geographies as customers reacted to and changed buying patterns given the current COVID-19 pandemic.

    PMC income from operations for the three months ended September 30, 2020 was $35.8 million, or 12.2% of net sales. Income from operations as a percentage of net sales decreased by 510 basis points year over year primarily as a result of the lower sales volume, higher restructuring and non-cash stock compensation expense, partially offset by benefits obtained from cost reduction and productivity initiatives.

    Adjusted EBITDA(1) for the three months ended September 30, 2020, was $61.3 million. Adjusted EBITDA as a percentage of net sales decreased by 210 basis points year over year to 20.9%.

Water Management
    WM net sales were $199.7 million during the three months ended September 30, 2020, an increase of 8% year over year. Excluding a 3% year-over-year increase in net sales resulting from our acquisition of Just Manufacturing, core sales increased 5% during the three months ended September 30, 2020 primarily driven by increased demand for our touchless and hygienic solutions.

    WM income from operations was $48.7 million for the three months ended September 30, 2020, or 24.4% of net sales. Income from operations as a percentage of net sales increased by 70 basis points year over year as a result of the incremental profit generated on higher year over year sales and the benefits obtained from our cost reduction and productivity initiatives.

    Adjusted EBITDA(1) for the three months ended September 30, 2020, was $55.9 million or 28.0% of net sales. Adjusted EBITDA as a percentage of net sales increased by 60 basis points year over year.

(1)    Refer to "Non-GAAP Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.
(2)    Reflects net income/loss attributable to Rexnord common stockholders.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.

Core Sales
Core sales excludes the impact of acquisitions (such as Just Manufacturing), divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control.

Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations. All references to Net Income and EPS within this earnings release refer to net income attributable to Rexnord common stockholders and net income per diluted share attributable to Rexnord common stockholders, respectively.

EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. This measure should not be considered as an alternative to net income, income from operations (as it relates to our two reportable segments, we adjust from income from operations because “non-operating” expenses such as interest and income taxes are not allocated to our segments and therefore net income is not presented at the segment level) or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro-forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and is utilized when making key investment decisions and evaluating us against peers.

Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way. We may also periodically refer to “underlying ROIC” which adjusts total invested capital by reversing the effects on our current capital structure of the 2006 leveraged buyout of the then privately-held Company by a separate private owner.

About Rexnord
Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 6,400 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation. Additional information about the Company can be found at www.rexnordcorporation.com.

Conference Call Details
Rexnord will hold a conference call on Wednesday, October 28, 2020 at 8:00 a.m. Eastern Time to discuss its September quarter 2020 results, provide a general business update and respond to investor questions. Rexnord Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call. Investors and participants can register for the call in advance by visiting http://www.directeventreg.com/registration/event/4156209. If online registration is not available, registration in advance of the call can also be accomplished by calling 888-869-1189 and providing the conference ID number: 4156209. After registering, instructions will be shared on how to join the call.
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.rexnordcorporation.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

If you are unable to participate during the live teleconference, a replay of the conference call will be available from 11:00 a.m. Eastern Time on October 28, 2020, until 11:59 p.m. Eastern Time on November 11, 2020. To access the replay, please dial 855-859-2056 (domestic) or 404-537-3406 (international). The conference ID for the replay is: 4156209. The replay will also be available as a webcast on Rexnord's investor relations website.

Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance and actions, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to "Risk Factors" and "Cautionary Notice Regarding Forward-Looking Statements" in the Company's Form 10-K for the fiscal year ended March 31, 2020, as well as the Company's annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business. In addition, the effects of the ongoing COVID-19 pandemic on our employees, customers and supply chain, including those related to governmental actions, all of which are uncertain at this time, may, among other impacts, heighten the effects on our business, results of operations and financial condition of the risk factors identified in our Form 10-K.

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net sales	$493.6	$521.3	$942.7	$1,029.6
Cost of sales	300.5	313.1	572.7	619.8
Gross profit	193.1	208.2	370.0	409.8
Selling, general and administrative expenses	105.1	108.8	205.3	218.3
Restructuring and other similar charges	6.6	2.1	8.3	5.3
Amortization of intangible assets	9.0	8.8	18.0	17.5
Income from operations	72.4	88.5	138.4	168.7
Non-operating expense:
Interest expense, net	(11.5)	(15.3)	(24.9)	(30.8)
Gain on the extinguishment of debt	—	3.2	—	3.2
Other income (expense), net	0.6	(0.3)	1.0	(1.8)
Income from continuing operations before income taxes	61.5	76.1	114.5	139.3
Provision for income taxes	(16.1)	(19.5)	(33.3)	(34.3)
Equity method investment income	—	0.1	—	0.2
Net income from continuing operations	45.4	56.7	81.2	105.2
Loss from discontinued operations, net of tax	—	—	—	(1.8)
Net income	45.4	56.7	81.2	103.4
Non-controlling interest income	—	0.1	0.2	0.3
Net income attributable to Rexnord	45.4	56.6	81.0	103.1
Dividends on preferred stock	—	(5.8)	—	(11.6)
Net income attributable to Rexnord common stockholders	$45.4	$50.8	$81.0	$91.5

Basic net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.38	$0.48	$0.67	$0.88
Discontinued operations	$—	$—	$—	$(0.02)
Net income	$0.38	$0.48	$0.67	$0.87
Diluted net income (loss) per share attributable to Rexnord common stockholders:
Continuing operations	$0.37	$0.46	$0.66	$0.85
Discontinued operations	$—	$—	$—	$(0.01)
Net income	$0.37	$0.46	$0.66	$0.83
Weighted-average number of shares outstanding (in thousands):
Basic	120,704	106,007	120,476	105,637
Effect of dilutive equity securities	1,803	17,913	2,034	18,004
Diluted	122,507	123,920	122,510	123,641

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2020
(in Millions) (Unaudited)

	Three Months Ended September 30, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$493.6		$—			$493.6

EBITDA	94.7		13.8	(a)		108.5
Depreciation and amortization	(22.3)		0.2	(d)		(22.1)
Income from operations	72.4		14.0	(b)		86.4

Income before income taxes	61.5		15.5	(c)		77.0
Provision for income taxes and indicated rate	(16.1)	26.2%	(3.5)		22.6%	(19.6)	25.5%
Net income from continuing operations	45.4		12.0			57.4

Loss from discontinued operations, net of tax	—		—			—
Net income	45.4		12.0			57.4

Non-controlling interest income	—		—			—
Net income attributable to Rexnord	45.4		12.0			57.4

Dividends on preferred stock	—		—			—
Net income attributable to Rexnord common stockholders	$45.4		$12.0			$57.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$6.6		$6.6			$6.6
Other, net (1)	0.3		0.3			0.3
Last-in-first-out inventory adjustments	(0.5)		(0.5)			—
Stock-based compensation expense	7.4		7.4			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.2			0.2
Amortization of intangible assets	—		—			9.0
Other income, net (3)	—		—			(0.6)
Total Adjustments	$13.8		$14.0			$15.5
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended September 30, 2020
(in Millions) (Unaudited)

	Six Months Ended September 30, 2020
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$942.7		$—			$942.7

EBITDA	182.4		29.2	(a)		211.6
Depreciation and amortization	(44.0)		0.6	(d)		(43.4)
Income from operations	138.4		29.8	(b)		168.2

Income before income taxes	114.5		26.6	(c)		141.1
Provision for income taxes and indicated rate	(33.3)	29.1%	(6.6)		24.8%	(39.9)	28.3%
Net income from continuing operations	81.2		20.0			101.2

Loss from discontinued operations, net of tax	—		—			—
Net income	81.2		20.0			101.2

Non-controlling interest income	0.2		(0.2)			—
Net income attributable to Rexnord	81.0		20.2			101.2

Dividends on preferred stock	—		—			—
Net income attributable to Rexnord common stockholders	$81.0		$20.2			$101.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$8.3		$8.3			$8.3
Acquisition-related fair value adjustment	0.9		0.9			0.9
Other, net (1)	(0.2)		(0.2)			(0.2)
Last-in-first-out inventory adjustments	(0.5)		(0.5)			—
Stock-based compensation expense	20.7		20.7			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.6			0.6
Amortization of intangible assets	—		—			18.0
Other income, net (3)	—		—			(1.0)
Total Adjustments	$29.2		$29.8			$26.6

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other income, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended September 30, 2019
(in Millions) (Unaudited)

	Three Months Ended September 30, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$521.3		$—			$521.3

EBITDA	110.2		8.0	(a)		118.2
Depreciation and amortization	(21.7)		0.7	(d)		(21.0)
Income from operations	88.5		8.7	(b)		97.2

Income before income taxes	76.1		9.1	(c)		85.2
Provision for income taxes and indicated rate	(19.5)	25.6%	(2.3)		25.3%	(21.8)	25.6%
Equity method investment income	0.1		(0.1)			—
Net income from continuing operations	56.7		6.7			63.4

Loss from discontinued operations, net of tax	—		—			—
Net income	56.7		6.7			63.4

Non-controlling interest income	0.1		(0.1)			—
Net income attributable to Rexnord	56.6		6.8			63.4

Dividends on preferred stock	(5.8)		5.8			—
Net income attributable to Rexnord common stockholders	$50.8		$12.6			$63.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$2.1		$2.1			$2.1
Acquisition-related fair value adjustment	0.2		0.2			0.2
Other, net (1)	0.2		0.2			0.2
Last-in-first-out inventory adjustments	(0.4)		(0.4)			—
Stock-based compensation expense	5.9		5.9			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		0.7			0.7
Amortization of intangible assets	—		—			8.8
Other expense, net (3)	—		—			0.3
Gain on the extinguishment of debt	—		—			(3.2)
Total Adjustments	$8.0		$8.7			$9.1
____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Six Months Ended September 30, 2019
(in Millions) (Unaudited)

	Six Months Ended September 30, 2019
	Reported Results		Adjustments			Non-GAAP Results

Net Sales	$1,029.6		$—			$1,029.6

EBITDA	211.4		17.8	(a)		229.2
Depreciation and amortization	(42.7)		1.3	(d)		(41.4)
Income from operations	168.7		19.1	(b)		187.8

Income before income taxes	139.3		23.1	(c)		162.4
Provision for income taxes and indicated rate	(34.3)	24.6%	(5.7)		24.7%	(40.0)	24.6%
Equity method investment income	0.2		(0.2)			—
Net income from continuing operations	105.2		17.2			122.4

Loss from discontinued operations, net of tax	(1.8)		1.8			—
Net income	103.4		19.0			122.4

Non-controlling interest loss	0.3		(0.3)			—
Net income attributable to Rexnord	103.1		19.3			122.4

Dividends on preferred stock	(11.6)		11.6			—
Net income attributable to Rexnord common stockholders	$91.5		$30.9			$122.4

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$5.3		$5.3			$5.3
Acquisition-related fair value adjustment	0.7		0.7			0.7
Other, net (1)	(0.3)		(0.3)			(0.3)
Last-in-first-out inventory adjustments	(0.7)		(0.7)			—
Stock-based compensation expense	12.8		12.8			—
Supply chain optimization and footprint repositioning initiatives (d)(2)	—		1.3			1.3
Amortization of intangible assets	—		—			17.5
Other expense, net (3)	—		—			1.8
Gain on the extinguishment of debt	—		—			(3.2)
Total Adjustments	$17.8		$19.1			$23.1

____________________
(1)Other, net includes the gains and losses from sale of long-lived assets.
(2)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(3)Other expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.

Rexnord Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three and Six Months Ended September 30, 2020 and September 30, 2019
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
Adjusted EBITDA	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Rexnord common stockholders	$45.4	$50.8	$81.0	$91.5
Dividends on preferred stock	—	5.8	—	11.6
Non-controlling interest income	—	0.1	0.2	0.3
Loss from discontinued operations, net of tax	—	—	—	1.8
Equity method investment income	—	(0.1)	—	(0.2)
Provision for income taxes	16.1	19.5	33.3	34.3
Other (income) expense, net (1)	(0.6)	0.3	(1.0)	1.8
Gain on the extinguishment of debt	—	(3.2)	—	(3.2)
Interest expense, net	11.5	15.3	24.9	30.8
Income from operations	$72.4	$88.5	$138.4	168.7

Adjustments
Depreciation and amortization	$22.3	$21.7	$44.0	42.7
Restructuring and other similar charges	6.6	2.1	8.3	5.3
Acquisition-related fair value adjustment	—	0.2	0.9	0.7
Stock-based compensation expense	7.4	5.9	20.7	12.8
Last-in first-out inventory adjustments	(0.5)	(0.4)	(0.5)	(0.7)
Other, net (2)	0.3	0.2	(0.2)	(0.3)
Subtotal of adjustments	36.1	29.7	73.2	60.5
Adjusted EBITDA	$108.5	$118.2	$211.6	$229.2
____________________
(1)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(2)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended		Six Months Ended
Adjusted Net Income and Earnings Per Share	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Rexnord common stockholders	$45.4	$50.8	$81.0	$91.5
Dividends on preferred stock	—	5.8	—	11.6
Non-controlling interest income	—	0.1	0.2	0.3
Loss from discontinued operations, net of tax	—	—	—	1.8
Equity method investment income	—	(0.1)	—	(0.2)
Gain on the extinguishment of debt	—	(3.2)	—	(3.2)
Amortization of intangible assets	9.0	8.8	18.0	17.5
Restructuring and other similar charges	6.6	2.1	8.3	5.3
Supply chain optimization and footprint repositioning initiatives (1)	0.2	0.7	0.6	1.3
Acquisition-related fair value adjustment	—	0.2	0.9	0.7
Other (income) expense, net (2)	(0.6)	0.3	(1.0)	1.8
Other, net (3)	0.3	0.2	(0.2)	(0.3)
Tax effect on above items	(3.5)	(2.3)	(6.6)	(5.7)
Adjusted net income	$57.4	$63.4	$101.2	$122.4

GAAP diluted net income per share from continuing operations	$0.37	$0.46	$0.66	$0.85
Adjusted earnings per share - diluted	$0.47	$0.51	$0.83	$0.99

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	120,704	106,007	120,476	105,637
Effect of dilutive equity securities	1,803	17,913	2,034	18,004
Adjusted diluted weighted-average shares	122,507	123,920	122,510	123,641
____________________
(1)Represents accelerated depreciation associated with our strategic supply chain optimization and footprint repositioning initiatives.
(2)Other (income) expense, net, for the periods indicated, consists primarily of gains and losses from foreign currency transactions, actuarial gains and losses on pension, and the non-service cost components of net periodic benefit credits associated with our defined benefit plans.
(3)Other, net includes the gains and losses from sale of long-lived assets.

	Three Months Ended
	September 30, 2020			September 30, 2019
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$35.8	$48.7	$(12.1)	$58.3	$43.7	$(13.5)
Operating margin	12.2%	24.4%		17.3%	23.7%

Depreciation and amortization	14.8	7.4	0.1	15.0	6.6	0.1
Restructuring and other similar charges	6.7	0.1	(0.2)	2.0	0.1	—
Acquisition-related fair value adjustment	—	—	—	0.1	0.1	—
Stock-based compensation expense	3.4	0.5	3.5	1.8	0.6	3.5
Last-in first-out inventory adjustments	0.5	(1.0)	—	0.2	(0.6)	—
Other, net	0.1	0.2	—	0.2	—	—
Adjusted EBITDA	$61.3	$55.9	$(8.7)	$77.6	$50.5	$(9.9)
Adjusted EBITDA margin	20.9%	28.0%		23.0%	27.4%

	Six Months Ended
	September 30, 2020			September 30, 2019
Adjusted EBITDA by Segment	Process & Motion Control	Water Management	Corporate	Process & Motion Control	Water Management	Corporate
Income (loss) from operations	$75.4	$88.8	$(25.8)	$113.4	$83.7	$(28.4)
Operating margin	13.3%	23.7%		17.0%	23.1%

Depreciation and amortization	29.1	14.7	0.2	29.6	12.9	0.2
Restructuring and other similar charges	7.4	1.0	(0.1)	4.9	0.4	—
Acquisition-related fair value adjustment	—	0.9	—	0.4	0.3	—
Stock-based compensation expense	8.4	2.5	9.8	3.4	1.1	8.3
Last-in first-out inventory adjustments	0.8	(1.3)	—	0.1	(0.8)	—
Other, net	(0.4)	0.2	—	(0.3)	—	—
Adjusted EBITDA	$120.7	$106.8	$(15.9)	$151.5	$97.6	$(19.9)
Adjusted EBITDA margin	21.2%	28.5%		22.7%	26.9%

	Six Months Ended
	September 30, 2020	September 30, 2019
Cash provided by operating activities	$113.8	$86.3
Expenditures for property, plant and equipment	(15.3)	(13.2)
Free cash flow	$98.5	$73.1

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income attributable to Rexnord	$45.4	$56.6	$81.0	$103.1
Other comprehensive income:
Foreign currency translation adjustments	13.0	(15.0)	19.4	(15.5)
Change in pension and postretirement defined benefit plans, net of tax	(0.1)	(0.1)	(0.2)	0.4
Other comprehensive income, net of tax	12.9	(15.1)	19.2	(15.1)
Non-controlling interest income	—	0.1	0.2	0.3
Total comprehensive income	$58.3	$41.6	$100.4	$88.3

Rexnord Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)
(Unaudited)

	September 30, 2020	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$326.6	$573.4
Receivables, net	290.3	334.7
Inventories	355.7	317.5
Other current assets	42.9	38.7
Total current assets	1,015.5	1,264.3
Property, plant and equipment, net	418.1	378.8
Intangible assets, net	499.1	514.2
Goodwill	1,326.2	1,321.9
Other assets	146.5	147.9
Total assets	$3,405.4	$3,627.1
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$3.2	$76.4
Trade payables	157.0	185.6
Compensation and benefits	49.7	61.8
Current portion of pension and postretirement benefit obligations	3.2	3.2
Other current liabilities	146.9	128.5
Total current liabilities	360.0	455.5

Long-term debt	1,192.6	1,397.0
Pension and postretirement benefit obligations	185.0	189.6
Deferred income taxes	120.1	121.0
Other liabilities	149.3	150.3
Total liabilities	2,007.0	2,313.4

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 120,247,595 at September 30, 2020 and 119,718,631 at March 31, 2020	1.2	1.2
Additional paid-in capital	1,366.8	1,348.3
Retained earnings	132.7	85.9
Accumulated other comprehensive loss	(105.2)	(124.4)
Total Rexnord stockholders' equity	1,395.5	1,311.0
Non-controlling interest	2.9	2.7
Total stockholders' equity	1,398.4	1,313.7
Total liabilities and stockholders' equity	$3,405.4	$3,627.1

Rexnord Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Six Months Ended
	September 30, 2020	September 30, 2019
Operating activities
Net income	$81.2	$103.4
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	26.0	25.2
Amortization of intangible assets	18.0	17.5
Deferred income taxes	(1.5)	2.2
Other non-cash (income) expense	(0.7)	2.4
Gain on extinguishment of debt	—	(3.2)
Stock-based compensation expense	20.7	12.8
Changes in operating assets and liabilities:
Receivables	38.0	15.4
Inventories	(34.0)	(30.0)
Other assets	0.7	(12.9)
Accounts payable	(31.4)	(31.4)
Accruals and other	(3.2)	(15.1)
Cash provided by operating activities	113.8	86.3

Investing activities
Expenditures for property, plant and equipment	(15.3)	(13.2)
Acquisitions, net of cash acquired	—	(25.1)
Proceeds from dispositions of long-lived assets	7.8	2.0
Payment associated with divestiture of discontinued operations	—	(1.3)
Cash used for investing activities	(7.5)	(37.6)

Financing activities
Proceeds from borrowings of debt	6.0	—
Repayments of debt	(331.8)	(5.4)
Repurchase of common stock	(15.0)	—
Payment of common stock dividends	(19.2)	—
Payment of preferred stock dividends	—	(11.6)
Proceeds from exercise of stock options	7.2	6.9
Taxes withheld and paid on employees' share-based payment awards	(9.4)	(5.7)
Cash used for financing activities	(362.2)	(15.8)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	9.1	(5.6)
(Decrease) increase in cash, cash equivalents and restricted cash	(246.8)	27.3
Cash, cash equivalents and restricted cash at beginning of period	573.4	292.5
Cash, cash equivalents and restricted cash at end of period	$326.6	$319.8

Rexnord Corporation and Subsidiaries
Segment Financial Information
(in Millions) (Unaudited)

	Nine Month Transition Period Ending December 31, 2020
	Three Months Ended June 30, 2020		Three Months Ended September 30, 2020		Three Months Ending December 31, 2020	Transition Period To Date Totals
Process & Motion Control
Net sales	$274.4		$293.9			$568.3

Income from operations & margin	39.6	14.4%	35.8	12.2%		75.4	13.3%
Depreciation & amortization	14.3		14.8			29.1
EBITDA & margin	53.9	19.6%	50.6	17.2%		104.5	18.4%
Adjustments	5.5		10.7			16.2
Adjusted EBITDA & margin	$59.4	21.6%	$61.3	20.9%		$120.7	21.2%

Year-over-year sales
Core sales	(15)%		(13)%			(14)%
Acquisition / divestiture	—%		—%			—%
Currency translation	(2)%		—%			(1)%
Total reported	(17)%		(13)%			(15)%

Water Management
Net sales	$174.7		$199.7			$374.4

Income from operations & margin	40.1	23.0%	48.7	24.4%		88.8	23.7%
Depreciation & amortization	7.3		7.4			14.7
EBITDA & margin	47.4	27.1%	56.1	28.1%		103.5	27.6%
Adjustments	3.5		(0.2)			3.3
Adjusted EBITDA & margin	$50.9	29.1%	$55.9	28.0%		$106.8	28.5%

Year-over-year sales
Core sales	(5)%		5%			—%
Acquisition / divestiture	3%		3%			3%
Currency translation	—%		—%			—%
Total reported	(2)%		8%			3%

Corporate
Income from operations	(13.7)		(12.1)			(25.8)
Depreciation & amortization	0.1		0.1			0.2
EBITDA	(13.6)		(12.0)			(25.6)
Adjustments	6.4		3.3			9.7
Adjusted EBITDA	$(7.2)		$(8.7)			$(15.9)

Total Rexnord
Net sales	$449.1		$493.6			$942.7

Income from operations & margin	66.0	14.7%	72.4	14.7%		138.4	14.7%
Depreciation & amortization	21.7		22.3			44.0
EBITDA & margin	87.7	19.5%	94.7	19.2%		182.4	19.3%
Adjustments	15.4		13.8			29.2
Adjusted EBITDA & margin	$103.1	23.0%	$108.5	22.0%		$211.6	22.4%

Year-over-year sales
Core sales	(12)%		(7)%			(9)%
Acquisition / divestiture	1%		1%			1%
Currency translation	(1)%		1%			—%
Total reported	(12)%		(5)%			(8)%

	Fiscal Year Ended March 31, 2020
	Three Months Ended June 30, 2019		Three Months Ended September 30, 2019		Three Months Ended December 31, 2019		Three Months Ended March 31, 2020		Fiscal Year Ended March 31, 2020
Process & Motion Control
Net sales	$330.1		$337.0		$327.5		$363.6		$1,358.2

Income from operations & margin	55.1	16.7%	58.3	17.3%	53.6	16.4%	61.4	16.9%	228.4	16.8%
Depreciation & amortization	14.6		15.0		14.9		15.1		59.6
EBITDA & margin	69.7	21.1%	73.3	21.8%	68.5	20.9%	76.5	21.0%	288.0	21.2%
Adjustments	4.2		4.3		5.8		10.2		24.5
Adjusted EBITDA & margin	$73.9	22.4%	$77.6	23.0%	$74.3	22.7%	$86.7	23.8%	$312.5	23.0%

Year-over-year sales
Core sales	1%		(2)%		—%		(1)%		(1)%
Acquisition / divestiture	1%		1%		1%		—%		1%
Currency translation	(3)%		(2)%		(1)%		(1)%		(2)%
Total reported	(1)%		(3)%		—%		(2)%		(2)%

Water Management
Net sales	$178.2		$184.3		$164.2		$183.4		$710.1

Income from operations & margin	40.0	22.4%	43.7	23.7%	37.6	22.9%	41.8	22.8%	163.1	23.0%
Depreciation & amortization	6.3		6.6		6.6		7.0		26.5
EBITDA & margin	46.3	26.0%	50.3	27.3%	44.2	26.9%	48.8	26.6%	189.6	26.7%
Adjustments	0.8		0.2		(1.5)		(1.9)		(2.4)
Adjusted EBITDA & margin	$47.1	26.4%	$50.5	27.4%	$42.7	26.0%	$46.9	25.6%	$187.2	26.4%

Year-over-year sales
Core sales	4%		4%		3%		7%		4%
Acquisition / divestiture	—%		1%		1%		4%		2%
Currency translation	—%		—%		—%		—%		—%
Total reported	4%		5%		4%		11%		6%

Corporate
Income from operations	(14.9)		(13.5)		(13.6)		(15.2)		(57.2)
Depreciation & amortization	0.1		0.1		0.1		0.2		0.5
EBITDA	(14.8)		(13.4)		(13.5)		(15.0)		(56.7)
Adjustments	4.8		3.5		3.5		5.4		17.2
Adjusted EBITDA	$(10.0)		$(9.9)		$(10.0)		$(9.6)		$(39.5)

Total Rexnord
Net sales	$508.3		$521.3		$491.7		$547.0		$2,068.3

Income from operations & margin	80.2	15.8%	88.5	17.0%	77.6	15.8%	88.0	16.1%	334.3	16.2%
Depreciation & amortization	21.0		21.7		21.6		22.3		86.6
EBITDA & margin	101.2	19.9%	110.2	21.1%	99.2	20.2%	110.3	20.2%	420.9	20.4%
Adjustments	9.8		8.0		7.8		13.7		39.3
Adjusted EBITDA & margin	$111.0	21.8%	$118.2	22.7%	$107.0	21.8%	$124.0	22.7%	$460.2	22.3%

Year-over-year sales
Core sales	2%		—%		1%		1%		1%
Acquisition / divestiture	1%		1%		1%		1%		1%
Currency translation	(2)%		(2)%		(1)%		—%		(1)%
Total reported	1%		(1)%		1%		2%		1%